Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated August 20, 2004, relating to the financial statements and financial highlights, which appear in the June 30, 2004 Annual Reports to Shareholders of One Group Treasury Only Money Market Fund and One Group Prime Money Market Fund, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

One North Wacker

Chicago, IL 60606

September 27, 2004

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated October 20, 2003, relating to the financial statements and financial highlights, which appears in the August 31, 2003 Annual Report to Shareholders of JPMorgan 100% U.S. Treasury Securities Money Market Fund and JPMorgan Prime Money Market Fund, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Financial Highlights” in such N-14 Registration Statement.

/s/ PricewaterhouseCoopers LLP

300 Madison Avenue

New York, NY 10017

September 27, 2004